MANAGEMENT AGREEMENT
SCHEDULE A
SERIES OF NEUBERGER BERMAN EQUITY FUNDS

     The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman Emerging Markets Equity Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Equity Fund
Neuberger Berman Global Thematic Opportunities Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Equity Fund
Neuberger Berman International Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Intrinsic Value Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Large Cap Value Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Mid Cap Intrinsic Value Fund
Neuberger Berman Multi-Cap Opportunities Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Small Cap Growth Fund
Neuberger Berman Socially Responsive Fund
Neuberger Berman Value Fund

Date: December 15, 2012

MANAGEMENT AGREEMENT
SCHEDULE B
RATE OF COMPENSATION

Fund	Rate of Compensation based on each Fund’s average daily net assets

Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Large Cap Value Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Mid Cap Intrinsic Value Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Socially Responsive Fund
Neuberger Berman Value Fund
0.550% of first $250 million 0.525% of next $250 million 0.500% of next $250 million 0.475% of next $250 million 0.450% of next $500 million 0.425% of next $2.5 billion 0.400% in excess of $4 billion
Neuberger Berman Multi-Cap Opportunities Fund	0.600% of first $250 million 0.575% of next $250 million 0.550% of next $250 million 0.525% of next $250 million 0.500% of next $500 million 0.475% of next $2.5 billion 0.450% in excess of $4 billion
Neuberger Berman Global Equity Fund	0.750% of first $250 million 0.725% of next $250 million 0.700% of next $250 million 0.675% of next $250 million 0.650% of next $500 million 0.625% of next $2.5 billion 0.600% in excess of $4 billion
Neuberger Berman Genesis Fund Neuberger Berman Intrinsic Value Fund Neuberger Berman Small Cap Growth Fund	0.850% of first $250 million 0.800% of next $250 million 0.750% of next $250 million 0.700% of next $250 million 0.650% in excess of $1 billion
Neuberger Berman Real Estate Fund	0.800%
Neuberger Berman International Equity Fund Neuberger Berman International Fund	0.850% of first $250 million 0.825% of next $250 million 0.800% of next $250 million 0.775% of next $250 million 0.750% of next $500 million 0.725% of next $1 billion 0.700% in excess of $2.5 billion

MANAGEMENT AGREEMENT
SCHEDULE B
RATE OF COMPENSATION

Fund	Rate of Compensation based on each Fund’s average daily net assets
Neuberger Berman Global Thematic Opportunities Fund	0.850% of first $250 million 0.825% of next $250 million 0.800% of next $250 million 0.775% of next $250 million 0.750% of next $500 million 0.725% of next $2.5 billion 0.700% in excess of $4 billion
Neuberger Berman Emerging Markets Equity Fund	1.000% of first $250 million 0.975% of next $250 million 0.950% of next $250 million 0.925% of next $250 million 0.900% of next $500 million 0.875% of next $2.5 billion 0.850% in excess of $4 billion

Date: December 15, 2012